Exhibit 99.1

Oracle Buys Pillar Data Systems

Oracle Adds to its Storage Portfolio

Redwood Shores, CA – June 29, 2011

News Facts

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Oracle today announced that it has entered into an agreement to acquire Pillar Data Systems, a leading provider of innovative and highly scalable SAN Block I/O storage systems that provide exceptional performance scaling characteristics with patented Quality of Service.

•	The combination is expected to help Oracle deliver a complete line of storage products that runs Oracle software faster and more efficiently.
•	Pillar Data Systems is a privately-held company based in San Jose, California and serves nearly 600 customers across 24 countries.
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Oracle President, Mark Hurd and Executive Vice President, Systems, John Fowler will provide an Oracle Storage strategy update on June 30, 2011. Register at www.oracle.com/storage for the live event and Webcast to learn more about how Oracle is redefining storage.

Supporting Quotes

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“The acquisition of Pillar Data Systems provides Oracle with a compelling SAN storage architecture that complements our core strengths,” said John Fowler, Executive Vice President of Systems at Oracle. “Customers can optimize the value of their Oracle applications, database, middleware and operating system software by running on Oracle’s storage solutions.”

•

“Pillar Data Systems has spent the last decade building truly world-class storage technologies,” said Mike Workman, Chairman and CEO, Pillar Data Systems. “We are excited to benefit from the scale and reach of Oracle to help continue to build innovative and optimized storage systems.”

Transaction Details

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Pillar Data Systems is majority owned by Oracle CEO Larry Ellison. The evaluation and negotiation of the transaction was led by an independent committee of Oracle’s Board of Directors. The transaction is structured as a 100% earn-out with no up-front payment. Oracle does not expect that the amount of the earn-out or its potential impact will be material to Oracle’s results of operations or financial position. The transaction is subject to customary closing conditions and is expected to close in July 2011.

•	Further information can be found in Oracle’s Current Report on Form 8-K that is being filed with the U.S. Securities and Exchange Commission in conjunction with this press release.

Supporting Resources

•	About Oracle Corporation and Pillar Data Systems
•	General Presentation
•	Customer Letter
•	Partner Letter

About Oracle

Oracle (NASDAQ: ORCL) is the world’s most complete, open, and integrated business software and hardware systems company. For more information about Oracle, visit www.oracle.com

Trademarks

Oracle is a registered trademark of Oracle Corporation and/or its affiliates. Other names may be trademarks of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements about Oracle and Pillar Data Systems, including statements about: Oracle’s proposed acquisition of Pillar Data Systems; the acquisition helping Oracle deliver a complete line of storage products that runs Oracle software faster and more efficiently; the expected closing date; the expectation that the amount of the earn-out or its potential impact will not be material to our results of operations or financial position; anticipated customer advantages and benefits and general business outlook. When used in this press release, the words “anticipates,” “plans,” “estimates,” “may,” “can,” “will,” “believes,” “expects” or “expected,” “projects,” “intends,” “likely,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements.

Any such statement may be influenced by a variety of factors, many of which are beyond the control of Oracle or Pillar Data Systems, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this press release due to a number of risks and uncertainties. Potential risks and uncertainties include, among others: the possibility that the transaction will not close or that the closing may be delayed; the anticipated synergies of the combined companies may not be achieved after closing; the amount of the earn-out if and when paid could be higher than expected; the combined operations may not be successfully integrated in a timely manner, if at all; general economic conditions in regions in which either company does business; the possibility of litigation related to the acquisition; and the possibility that Oracle or Pillar Data Systems may be adversely affected by other economic, business, and/or competitive factors. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Oracle or Pillar Data Systems.

In addition, please refer to the documents that Oracle files with the U.S. Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Oracle’s operational and other expectations, plans and results to differ materially from those contained in the forward-looking statements set forth in this document. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Neither Oracle nor Pillar Data Systems is under any duty to update any of the information in this press release.

Contact Info

Carol Sato Oracle Corporate Communications +1.650.633.5551 carol.sato@oracle.com	Ken Bond Oracle Investor Relations +1.650.506.4073 ken.bond@oracle.com